Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Essential Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-68038) of our report dated March 1, 2005 on Essential Group, Inc. (formerly AmericasDoctor, Inc.), relating to the consolidated financial statements of Essential Group, Inc. and subsidiary as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Essential Group, Inc.

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 30, 2005